UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2013

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 19, 2013, Boise Cascade Company filed a Current Report on Form 8-K (the “Original Report”) reporting its entry into a Limited Liability Company Interest Purchase Agreement, dated July 19, 2013 (the “Purchase Agreement”), to purchase the Southeast operations of Wood Resources LLC.  This amendment is being filed to amend and supplement Item 1.01 and Item 9.01(d) of the Original Report to include the Purchase Agreement.

Boise Cascade Company currently intends to finance the acquisition of Wood Resources LLC’s Southeast operations using approximately $77.0 million of cash on hand and approximately $25.0 million of drawings under its revolving credit facility.

The summary of the Purchase Agreement as set forth in the Original Report is qualified in its entirety to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1

Limited Liability Company Interest Purchase Agreement, dated as of July 19, 2013, by and among Chester Wood Products LLC, Moncure Plywood LLC, WR Operating LLC, Boise Cascade Wood Products, L.L.C., Wood Resources LLC and Boise Cascade Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: July 22, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Limited Liability Company Interest Purchase Agreement, dated as of July 19, 2013, by and among Chester Wood Products LLC, Moncure Plywood LLC, WR Operating LLC, Boise Cascade Wood Products, L.L.C., Wood Resources LLC and Boise Cascade Company